EXHIBIT 31.2

Certification Under Exchange Act Rules 13a – 14(a) and 15d – 14(a)

I, Lloyd Hoffman, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A, Amendment No. 1, of Alpha Pro Tech, Ltd for the period ended June 30, 2015; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 5, 2015

	By:	/s/ Lloyd Hoffman
Lloyd Hoffman
Chief Financial Officer